Exhibit 99.1

B&G Foods Selects Kenneth C. “Casey” Keller
as its Next President and CEO

— Appointment to become effective on June 14, 2021 —

PARSIPPANY, N.J., May 11, 2021 — B&G Foods, Inc. (NYSE: BGS) announced today that it has appointed Kenneth C. “Casey” Keller, age 59, as its next President and Chief Executive Officer, effective June 14, 2021. Mr. Keller will succeed B&G Foods’ Interim President and Chief Executive Officer, David L. Wenner, who will remain a director of the Company and will work closely with Mr. Keller to ensure a seamless transition. Mr. Keller will also be elected to B&G Foods’ Board of Directors.

Most recently, Mr. Keller served as president and CEO of JDE Peet’s NV, a $7 billion global coffee and tea company with over 20,000 employees based in Amsterdam, The Netherlands. He led the merger of Jacobs Douwe Egberts (JDE) and Peet’s Coffee, Inc. and the successful initial public offering of the combined company in May 2020. Prior to the merger, Mr. Keller was the president and CEO of Peet’s Coffee, a premium specialty coffee company based in California, and led the business through rapid growth in the United States and successful expansion into China.

Prior to that, Mr. Keller served as global president of the Wm. Wrigley Jr. Company, a subsidiary of Mars, Inc., where he was responsible for delivering sales and profit growth across the global gum, mints and candy business. He joined Wrigley in 2011 as president of Wrigley North America and later assumed responsibility for Wrigley Americas. In the United States, the company’s largest global market, Mr. Keller led a turnaround of the Wrigley business, delivering growth well above the industry average. During the integration of Wrigley into Mars, Mr. Keller helped establish the global business units and strategy for the combined Mars-Wrigley confectionery business.

Mr. Keller served as president of Alberto Culver USA from 2008 until the company’s acquisition by Unilever in 2011. He also worked at the H.J. Heinz Company in both the United States and Europe, leading the ketchup, condiments and sauces division in the United States and was the CEO of Heinz Italy. Mr. Keller began his consumer goods career with Procter & Gamble.

Mr. Keller earned a Bachelor of Arts degree from Cornell University and served for four years as an officer in the U.S. Navy before receiving his Master of Business Administration (MBA) from Harvard Business School.

Stephen C. Sherrill, Chairman of the Board of Directors of B&G Foods, stated, “We feel extremely fortunate to add Casey to our already very strong management team. Casey is a food and beverage industry veteran with excellent leadership skills and a proven track record of generating revenue and earnings growth. Casey also has experience with mergers & acquisitions and public company finance, most recently guiding JDE and Peet’s Coffee through a successful merger and post-merger IPO. We believe that Casey is the right person to lead B&G Foods and drive our organic and M&A growth strategy, promote our core values, promote our ESG and diversity, equity and inclusion (DEI) efforts, and generate value for our stockholders.”

Mr. Sherrill continued, “I would like to express my appreciation to the Board’s special committee on CEO succession, which was chaired by Dennis Mullen and included DeAnn Brunts, Chuck Marcy and Rob Mills. The committee conducted an extensive, thorough and intense search process that produced many exceptional candidates. It is exciting to see B&G Foods generate such a field of incredibly talented candidates as we continue to grow as a company, and I look forward to Casey leading B&G Foods into the future and toward continued growth.”

“On behalf of the entire company, I would also like to thank Dave Wenner for his service as our Interim President and CEO. Dave’s incredibly strong leadership skills, breadth of experience, integrity and passion for our business have been invaluable as he has guided us through this transition period.”

Mr. Keller stated, “I am incredibly excited to be joining B&G Foods and its very talented and dedicated workforce. We will continue to focus on organic and acquisition growth, innovation, operational improvements, cost reduction efforts and the creation of stockholder value. At the same time, we will also continue to promote and further enhance B&G Foods’ corporate social responsibility efforts, including the company’s environmental, sustainability and DEI efforts.”

Mr. Wenner stated, “I would like to thank all B&G Foods employees for their tremendous efforts. It has been a very rewarding experience to once again lead our company, work with our talented executive leadership team, and reinforce the principles and strategies that have helped create tremendous value for all of our stakeholders over the years. I look forward to continuing to serve on B&G Foods’ Board of Directors and assisting with Casey’s transition.”

About B&G Foods, Inc.

Based in Parsippany, New Jersey, B&G Foods and its subsidiaries manufacture, sell and distribute high-quality, branded shelf-stable and frozen foods across the United States, Canada and Puerto Rico. With B&G Foods’ diverse portfolio of more than 50 brands you know and love, including Back to Nature, B&G, B&M, Bear Creek, Cream of Wheat, Crisco, Dash, Green Giant, Las Palmas, Le Sueur, Mama Mary’s, Maple Grove Farms, New York Style, Ortega, Polaner, Spice Islands and Victoria, there’s a little something for everyone. For more information about B&G Foods and its brands, please visit www.bgfoods.com.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” The forward-looking statements contained in this press release include, without limitation, statements related to the CEO transition and the Company’s strategies, growth plans and corporate social responsibility efforts. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates,” “assumes,” “could,” “should,” “estimates,” “potential,” “seek,” “predict,” “may,” “will” or “plans” and similar references to future periods to be uncertain and forward-looking. Factors that may affect actual results include, without limitation: the impact of the COVID-19 pandemic on the Company’s business, including, without limitation, the ability of the Company and its supply chain partners to continue to operate manufacturing facilities, distribution centers and other work locations without material disruption; whether and when the Company will be able to realize the expected financial results and accretive effect of the Crisco acquisition, and how customers, competitors, suppliers and employees will react to the acquisition; the Company’s substantial leverage; the effects of rising costs for the Company’s raw materials, packaging and ingredients; crude oil prices and their impact on distribution, packaging and energy costs; the Company’s ability to successfully implement sales price increases and cost saving measures to offset any cost increases; intense competition, changes in consumer preferences, demand for the Company’s products and local economic and market conditions; the Company’s continued ability to promote brand equity successfully, to anticipate and respond to new consumer trends, to develop new products and markets, to broaden brand portfolios in order to compete effectively with lower priced products and in markets that are consolidating at the retail and manufacturing levels and to improve productivity; the risks associated with the expansion of the Company’s business; the Company’s possible inability to identify new acquisitions or to integrate recent or future acquisitions or the Company’s failure to realize anticipated revenue enhancements, cost savings or other synergies from recent or future acquisitions; the Company’s ability to successfully complete the integration of recent or future acquisitions into the Company’s enterprise resource planning (ERP) system; tax reform and legislation, including the effects of the U.S. Tax Cuts and Jobs Act and the U.S. CARES Act; the Company’s ability to access the credit markets and the Company’s borrowing costs and credit ratings, which may be influenced by credit markets generally and the credit ratings of the Company’s competitors; unanticipated expenses, including, without limitation, litigation or legal settlement expenses; the effects of currency movements of the Canadian dollar and the Mexican peso as compared to the U.S. dollar; the effects of international trade disputes, tariffs, quotas, and other import or export restrictions on the Company’s international procurement, sales and operations; future impairments of the Company’s goodwill and intangible assets; the Company’s ability to protect information systems against, or effectively respond to, a cybersecurity incident or other disruption; the Company’s sustainability initiatives and changes to environmental laws and regulations; and other factors that affect the food industry generally. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. B&G Foods undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations: ICR, Inc. Dara Dierks 866.211.8151	Media Relations: ICR, Inc. Matt Lindberg 203.682.8214